MINN SHARES INC.
                           520 Diamond Lake Lane
                            Minneapolis, MN 55419
  Dear Shareholder:
       You are invited to attend the Annual Meeting of Shareholders of
  Minn Shares Inc. (the "Company"), to be held on Friday, December 17,
  1999. The time and place of the meeting are set forth in the enclosed Notice of Annual Meeting of Shareholders.
       The Company is a "non-diversified, closed-end" Investment Company registered under the Investment Company Act of 1940. The Company has elected to concentrate its investments in securities believed by the management of the Company to have the potential for long-term capital appreciation, and does not seek to broadly diversify its investments. Presently, the Company's assets consist of investments in seven companies, and the Company's principal business activities consist of monitoring those investments and investigating potential new investments. However, because the securities currently held in the Company's portfolio have a limited or no public trading market, the Company has a limited amount of liquid assets with which to make new investments and has not made any such new investments since November
  1997.
       In 1998, the Securities and Exchange Commission conducted an examination of the Company's books and records and identified certain deficiencies in the Company's operating procedures. The Company has taken steps to address these deficiencies, but to date has not been able
  to fully resolve them.  Please refer to "Additional Information   SEC
  Examination" in the accompanying Proxy Statement for additional information about this matter.
       We have previously mailed to you the Company's audited financial statements for the year ended December 31, 1998, and unaudited financial statements for the six months ended June 30, 1999. Please refer to those statements for information concerning the investments held by the Company at the dates of such reports, and the amounts and value such investments. The accompanying Proxy Statement includes information relating to ownership of the Company's common stock by its directors and officers, and the compensation paid by the Company to its directors and officers and affiliated persons. The Company has no advisory board.
                                Sincerely,
                                Lawrence P. Grady
                                President
  Dated: November 24, 1999                      CORPORATE INFORMATION
       Directors and Officers               Independent Auditors
       ----------------------               --------------------
       Lawrence P. Grady                    Ernst & Young LLP
       President, Secretary and Director    Minneapolis, MN
       Minn Shares Inc.
       Minneapolis, MN
                                            Transfer Agent
                                            --------------
       Burton Grossman
       President                            StockTrans, Inc.
       The Independent Traveler, Inc.       Ardmore, PA
       St. Louis Park, MN
       Joan C. Maclin
       Vice President and General Counsel
       The Scoular Company
       Omaha, NE
          Information Regarding Market for Common Stock
          ---------------------------------------------
       The Company's Common Stock trades only on a limited basis on
  NASDAQ's Bulletin Board system, under the symbol MSHS. The following table sets forth the quarterly high bid and low bid prices, without retail mark-up, mark-down or commissions, for the periods indicated, and do not necessarily represent actual transactions.
       Quarter Ended:              High Bid          Low Bid
       -------------               --------          -------
       March 31, 1997                       .06            .03
       June 30, 1997                        .05            .03
       September 30, 1997                   .06            .04
       December 31, 1997                    .06            .05
       March 31, 1998                       .07            .04
       June 30, 1998                        .10            .06
       September 30, 1998                   .06            .05
       December 31, 1998                    .08            .05
       March 31, 1999                       .08            .06
       June 30, 1999                        .08            .05
       September 30, 1999                   .06            .05
                              MINN SHARES INC.
                           520 Diamond Lake Lane
                           Minneapolis, MN 55419
                               (612) 866-2464
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To be held on December 17, 1999
  Dear Shareholders:
       The Annual Meeting of Shareholders of Minn Shares Inc. will be held on Friday, December 17, 1999 at the offices of Robins, Kaplan,
  Miller & Ciresi L.L.P., located at 2800 LaSalle Plaza, 800 LaSalle
  Avenue, Minneapolis, Minnesota, commencing at 9:00 a.m. CST for the following purposes:
       1.     To elect three directors to hold office until the next
  annual meeting of shareholders and until their successors are duly elected and qualified:
       2.     To ratify the appointment of Ernst & Young LLP as
  independent auditors for the fiscal year ending December 31, 1999; and
       3.     To transact such other business as may properly come
  before the Annual Meeting prior to the adjournment thereof.
       The Board of Directors has fixed the close of business on
  Thursday, November 11, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and any adjournment thereof.
       Each shareholder, even though he or she plans to attend the meeting, is requested to sign and date the enclosed proxy card and to return it without delay in the enclosed envelope. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.
                                By order of the Board of Directors,
                                Lawrence P. Grady
                                President and Secretary
  Dated: November 24, 1999
                              MINN SHARES INC.
                           520 Diamond Lake Lane
                           Minneapolis, MN 55419
                              PROXY STATEMENT
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      To be held on December 17, 1999
                         -------------------------
                          SOLICITATION OF PROXIES
       The accompanying proxy is solicited by and on behalf of the Board of Directors of Minn Shares Inc., a Minnesota corporation (the
  "Company") for use at the Annual Meeting of Shareholders to be held on Friday, December 17, 1999 (the "Annual Meeting") at 9:00 a.m. CST at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 2800 LaSalle Plaza,
  800 LaSalle Avenue, Minneapolis, Minnesota, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
       Solicitation of proxies may be made in person or by mail,
  telephone or facsimile transmission by directors, officers and regular employees of the Company. Directors, officers and regular employees will not receive any additional compensation for such activities. The cost of this solicitation of proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy were first mailed to shareholders on or about November 24, 1999.
       The address of the Company's principal executive office is 520 Diamond Lake Lane, Minneapolis, Minnesota 55419. The Company's telephone number is (612) 866-2464.
                         QUORUM AND VOTING; PROXIES
  QUORUM AND VOTING
       The voting shares of the Company are shares of its Common Stock, par value $.01 per share ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting or any adjournment thereof.
       At the close of business on Thursday, November 11, 1999, the
  Company had issued and outstanding 5,713,455 shares of Common Stock held of record by approximately 350 shareholders. Only holders of record of Common Stock at the close of business on November 11, 1999 (the "Record Date") are entitled to notice of and to vote on matters that come before the Annual Meeting or any adjournment thereof.
                                2       The presence in person or by proxy
                                 of the holders of a majority of
                                   the outstanding shares of Common Stock
                                    entitled to vote at the Annual
  Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. The Company will issue a notice to the shareholders if the meeting is adjourned, informing shareholders of the time and place where the meeting will be reconvened. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or facsimile transmission. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally described in the "Notice of Annual Meeting of Shareholders."
       Each matter to be the subject of a vote of the shareholders at the Annual Meeting will require the affirmative vote of the lesser of (i)
  more than 50% of the Company's outstanding shares; or (ii) assuming a quorum is present, at least 67% of the shares present at the Annual Meeting.
  VOTING OF PROXIES
       Each proxy, unless the shareholder otherwise specifies therein, will be voted (1) "For" the election of the three persons named in this Proxy Statement as the Board of Director's nominees for election to the Board of Directors for the terms specified herein, and (2) "For" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.
       In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her
  specification. If an executed proxy is returned but does not contain instructions on how to vote the shares represented by such proxy, the proxy will be voted "For" matters (1) and (2). Shareholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any other such matter of business.
  REVOCABILITY OF PROXY
       Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later-dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Minn Shares Inc., 520 Diamond Lake Lane, Minneapolis, Minnesota 55419.
                                3                     ELECTION OF DIRECTORS
                                (Proposal 1)
       Pursuant to the Company's By-Laws, the Board of Directors has, by resolution, fixed the number of directors at three. Directors will be elected to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.
       The enclosed proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as Directors of the Company. In the event any one or more of said nominees becomes unavailable for election, votes will be cast pursuant to the authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors. All nominees have consented to being named in the Proxy Statement and have agreed to serve if elected. DIRECTORS
       The following table sets forth the name, age, years of service as a director, and the number of shares owned and percentage of outstanding shares represented by such ownership for each nominee for election as a Director at the Meeting:
                                            Number of      Percentage of
                              Director     Shares Owned     Outstanding
  Name                  Age     Since      Beneficially     Common Stock
  ----                  ---     -----     -------------     ------------
  Lawrence P. Grady      60      1989        2,363,000          41.4%
  (1)(2)
  Burton Grossman        65      1994                 0
  Joan C. Maclin         50      1994                 0
  (1) Interested Director for purposes of the Investment Company Act of 1940. Mr. Grady is an Interested Director due to his ownership of, and positions held with, the Company.
  (2) Includes 145,500 shares owned by Mr. Grady's wife, for which he disclaims beneficial ownership.
       Lawrence P. Grady is currently the President and Secretary of the Company and has conducted the business of the Company since November
  1992.  Prior to Mr. Grady's association with the Company, he was
  President and Chief Operating Officer of J. J. Marshall Associates, an NASD broker-dealership. In 1986 and 1987, Mr. Grady was a member of the Chicago Board of Options Exchange.
       Burton Grossman is currently the President of The Independent Traveler, Inc., a travel agency specializing in business and leisure travel. Mr. Grossman has extensive experience in sales, marketing and management in a variety of positions, including Grossman Chevrolet
  Company (general sales manager and dealer); J. Arthur Importer, Inc. (President) d/b/a The Establishment, The Little Prince and The
    Hippogriff; and Gelco Corporation (Director, Marketing/Sales Development, Vice President Fleet Leasing). Mr. Grossman qualifies as a disinterested person for purposes of the requirements of the Investment Company Act of 1940.
                                4       Joan C. Maclin is currently
                                 Vice President and General Counsel for
  The Scoular Company of Omaha, Nebraska, as well as the manager of its Minneapolis trading office. Ms. Maclin has prior experience at
    Channelmark Corporation, a food marketing firm, and at The Pillsbury Company where she served as Senior Attorney and later as Vice President Business Development for Pillsbury Foodservice. Ms. Maclin qualifies as a disinterested person for purposes of the requirements of the Investment Company Act of 1940.
       The Board of Directors recommends that shareholders vote FOR election of the three nominees named above.
  OFFICERS
       Lawrence P. Grady is the Company's President and Secretary, and its only executive officer.
       The annual compensation of the Company's executive officer for the Company's last three fiscal years ending December 31, 1998, is set forth in the following Summary Compensation Table.

                                   Summary Compensation Table
                                      Annual Compensation       Long-Term Compensation


                                                       Other                       All Other
  Name and                                             Annual               LTIP    Compen-
  Principal Position     Year     Salary   Bonus     Compensation  Options Payouts  sation

  ------------------     ----     ------   -----     ------------  ------- -------  ------

  Lawrence P. Grady (1)  1998     $36,000  $    0      $    0         0      $0       $0
   President, Secretary  1997      36,000       0           0         0       0        0
   and director          1996      36,000  65,115      16,133 (2)     0       0        0
  (1)  For 1999, Mr. Grady receives a salary at the rate of $36,000 per year.
  (2)  Includes SEP contribution of $15,293 and personal use of auto of
      $840.

       The Company has no options or warrants outstanding, and the
  Company has never awarded any Stock Appreciation Rights.
       No officer or director of the Company exercised any options or warrants to purchase Common Stock of the Company during the past three years. The Company has no stock option, profit sharing or other deferred compensation plans. The Company has no standing audit, compensation or nominating committees.
                                5              ADDITIONAL INFORMATION
  GENERAL
       Since August 1993, the Company has been registered under the Investment Company Act of 1940 ("1940 Act"). Section 10(a) of the 1940
  Act requires that no more than 60% of the directors of a registered investment company may be "interested" persons, as that term is described in the 1940 Act.
  CURRENT ACTIVITIES
       The Company is a "non-diversified, closed-end" Investment Company under the 1940 Act. The Company has elected to concentrate its investments in securities believed by management of the Company to have the potential for long-term capital appreciation, and does not seek to broadly diversify its investments. The Company's principal business activities currently consist of monitoring its investments and investigating potential new investments.
       Presently, the Company's assets consist of investments in seven companies. Because the securities currently held in the Company's portfolio have a limited or no public trading market, the Company has a limited amount of liquid assets with which to make new investments and has not made any such new investments since November 1997.
  SEC EXAMINATION
       In 1998, the Securities and Exchange Commission (the "Commission") conducted an examination of the Company's books and records and identified certain deficiencies including those described below. The Company has taken steps to address these deficiencies, but to date has not been able to fully resolve them.  The Company currently is not in full compliance with the requirements of the 1940 Act and, while it is continuing its efforts to address the deficiencies identified by the Commission, it does not expect to be in full compliance in the near future.
       The Commission's examination included a review of certain past transactions by the Company and a request for additional information about such transactions. The Company has provided the information requested by the Commission. The Commission, in its examination report, also identified certain deficiencies in the Company's operating procedures. In response to the Commission's examination report, the Company has adopted written operating procedures which address, among other things, reporting and review of personal securities transactions of the Company's officers and directors, review of transactions with affiliates, procedures relating to custody of securities (including securities held in self-custody by the Company), and periodic review of the Company's valuation of its portfolio securities. The Company has implemented and is continuing to implement these procedures, and has discontinued the practice of holding any securities in self-custody. However, the Company has not been able to fully resolve the deficiencies identified by the Commission. For example, the 1940 Act requires that each registered
                                6  investment company, including the Company,
                                 obtain and maintain a
  fidelity bond.  The Company, which has never had such a bond, applied for a fidelity bond in the fall of 1998 but its application was denied.
  The Company does not expect to obtain a bond in the near term, and there is no assurance that the Company will ever be able to obtain a bond.
  Unless and until the Company obtains a fidelity bond, it will be in violation of the requirements of the 1940 Act.
       The Company and its directors and officers may be subject to enforcement proceedings with respect to violations of the requirements of the 1940 Act and the rules and regulations thereunder. In such proceedings, the Commission may seek various sanctions, including injunctions or monetary penalties, against the Company, its officers or directors. The Company is unable to determine at this time what impact, if any, such regulatory actions would have on the Company or its shareholders.
  FUTURE STATUS AS AN INVESTMENT COMPANY
       The Company from time to time assesses the possibility of
  acquiring an active business or otherwise taking action to discontinue its status as an investment company and eventually de-registering under the 1940 Act. The Company does not currently have any definitive plans take any such actions. Any decision by the Company to discontinue its activities as an investment company would be submitted to a vote of shareholders as a condition to any application to the Commission to de-register under the 1940 Act.
          CERTAIN INFORMATION REGARDING 5% SHAREHOLDERS
       The following table sets forth information as to the only persons or group known by the Company to own beneficially more than 5% of the Common Stock of the Company on October 31, 1999.
                              5% Ownership Table
                                                            Percentage of
                                            Number of        Outstanding
  Name and Address                           Shares             Shares
  ----------------                           ------          -----------
  Lawrence P. Grady (1).................... 2,363,000           41.4%
  520 Diamond Lake Lane
  Minneapolis, MN 55419
  Electro Sensors..........................   637,500           11.2%
  1365 West 70th Street
  Eden Prairie, MN 55344
  All officers and directors
  as a group (3 persons)................... 2,363,000           41.4%

  (1) Includes 145,500 shares owned by Mr. Grady's wife, for which he disclaims beneficial ownership.
                      7 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                           (Proposal 2)
       The Board of Directors of the Company recommends that the
  shareholders of the Company ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31,
  1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Ratification of this appointment is proposed, as follows:
            RESOLVED, that the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31,
    1999 is hereby ratified and confirmed.
       The Board of Directors recommends shareholders vote FOR the adoption of the foregoing Resolution.
                     SHAREHOLDER INFORMATION
       The Company intends to hold its next Annual Meeting of
  Shareholders in April or May 2000.  Any shareholder proposals intended to be included in the proxy materials for consideration at that Annual Meeting should be received by the Company on or before March 1, 2000.
  The Company suggests that all such proposals be sent to the Company by certified mail-return receipt requested.
       A copy of the Company's audited financial statements for the year ended December 31, 1998, together with financial statements for the six months ended June 30, 1999, has been mailed to all shareholders prior to this proxy solicitation.
       Please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope.  The signing of a proxy will not prevent you from attending the meeting in person.
                              BY ORDER OF THE BOARD OF DIRECTORS
                              Lawrence P. Grady
                              President and Secretary
  Dated: November 24, 1999
                                8                         MINN SHARES INC.
This Proxy Is Solicited on Behalf of the Management of the Company
The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated November 24, 1999, hereby appoints Lawrence P. Grady as Proxy (with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Minn Shares Inc., held of record by the undersigned on November 11, 1999, at the meeting of shareholders to be held at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota on December 17, 1999, at 9:00 a.m. (CST), and any adjournment(s) thereof.
1.     ELECTION OF DIRECTORS
     ____     FOR all nominees listed below (except as marked to the contrary).
     ____     WITHHOLD AUTHORITY to vote for all nominees listed below.
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
     Lawrence P. Grady          Burton Grossman          Joan C. Maclin
2. PROPOSAL TO RATIFY ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31,1999.
     ____     FOR               ____     AGAINST          ____     ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon other business of which the Board of Directors is presently unaware and which may properly come before the meeting, and for the election of any person as a member of the Board of Directors if a nominee named in the accompanying
   Proxy Statement is unable to serve or for good cause will not serve.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE ADOPTION OF PROPOSAL 2.
                                          PLEASE SIGN exactly as name appears
                                          at the left. When shares are held by
                                          joint tenants, both should sign. If
                                          signing as attorney, executor,
                                          administrator or guardian, please
                                          give full title as such.  If a
                                          corporation, please sign in full
                                          corporate name by president or other
                                          authorized officer. If a
                                          partnership, please sign in
                                          partnership name by an authorized
                                          person.
                                          -----------------------------------
                                          Dated:              , 1999
                                                 -------------
         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.